As filed with the Securities and Exchange Commission on June 20, 1996
                              Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                                  MESTEK, INC.
             (Exact name of registrant as specified in its charter)

    Pennsylvania                                          25-0661650
    (State or other jurisdiction of                    (I.R.S. Employer
    incorporation of organization)                     Identification No.)

                              260 North Elm Street
                         Westfield, Massachusetts 01085
                                  413/568-9571
          (Address, Including Zip Code, and Telephone Number, Including
             Area Code, of Registrant's Principal Executive Offices)

                       MESTEK, INC. 1996 STOCK OPTION PLAN
                            (Full title of the Plan)


                                 R. Bruce Dewey
                                    Secretary
                              260 North Elm Street
                         Westfield, Massachusetts 01085
                                  413/568-9571
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)



                                    Copy to:
                             Daniel L. Goelzer, Esq.
                        Baker & McKenzie 815 Connecticut
                                  Avenue, N.W.
                             Washington, D.C. 20006
                                 (202) 452-7000

                                   Page 1 of 9
                         CALCULATION OF REGISTRATION FEE


                                   Proposed       Proposed
Title of                           Maximum        Maximum
Securities          Amount to      Offering       Aggregate          Amount
to be               be Regis-      Price Per      Offering         Registra-
Registered          tered            Unit           Price           tion Fee

Common              90,000          $13.75        $1,237,500       $  426.72
Stock, without     410,000          $14.00(1)     $5,740,000(1)    $1,979.31
                                                                    --------
Par Value                                                          $2,406.03






















(1) Pursuant to Rules 457(h)(1) and 457(c) under the Securities Act of 1933, as amended, the proposed maximum offering price per share and the proposed maximum aggregate offering price for 410,000 shares are estimated solely for purposes of calculating the registration fee and are based upon the average of the high and low prices of the Common Stock of the Registrant on the New York Stock Exchange on June 13, 1996.

                                     PART II

                           INFORMATION REQUIRED IN THE
                             REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

         Mestek, Inc. (the "Company" or "Registrant") hereby incorporates by reference the following documents:

         (a) The Registrant's Annual Report on Form 10-K for the year ended December 31, 1995;

         (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since the end of the fiscal year covered by the Registrant's document referred to in (a) above; and

         (c) the description of the Registrant's stock, without par value per share (the "Common Stock") contained in any registration statement filed by the Company under Section 12 of the Securities Exchange Act of 1934, and any amendment or report filed with the Commission for the purpose of updating such description of common stock.

         All documents subsequently filed by the Registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the registration statement and to be part thereof from the date of filing of such documents. Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

Item 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

Item 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Article VII, Section 7.1, of the Company's By-Laws provides that the Company shall indemnify its directors, officers, employees or agents from liabilities and expenses incurred by reason of the fact that such person is or was a director, officer, employee or agent if such person acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that such person's conduct was unlawful. Section 7.3 further provides that indemnification under the By-Laws shall only be made upon a determination that indemnification of a director, officer, employee or agent is proper in the circumstances because such person has met the applicable standard of conduct contained in Section 7.1 of Article VII by (i) the board of directors by a majority vote of a quorum consisting of the directors who were not parties to such action, suit or proceeding, or (ii) if such quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (iii) by the stockholders. Section 7.6 also authorizes the Company to purchase and maintain liability insurance on behalf of any director, officer, employee or agent against any liability asserted against such person or incurred by such person in any such capacity, or arising out of his status as such.

         The Company has entered into Indemnification Agreements ("Agreements") with its officers and directors. These Agreements provide that directors and officers will be indemnified against expenses (including attorney's fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by reason of the fact that he is or was a director or officer, if he acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful. The Agreements further provide that indemnification may be made by the Company upon a determination that indemnification of a director or officer is proper in the circumstances because he has met the applicable standard of conduct contained the Agreement by (i) the board of directors by a majority vote of a quorum consisting of the directors who were not parties to such action, suit or proceeding, or (ii) if such quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (iii) by the shareholders.

         The Company has a one million dollar ($1,000,000) Letter of Credit from Bay Bank, N.A., to fund an indemnification trust to support the Company's obligation under the Agreements.

Item 7.  EXEMPTION FROM REGISTRATION CLAIMED.
         Not applicable.

Item 8.  EXHIBITS.

         (5) Opinion of Baker & McKenzie as to the legality of the securities registered hereunder, such opinion also containing the consent of Baker & McKenzie.

         (24)     Consent of Independent Accountants.

         (25)     Power of Attorney (contained on the signature page hereof).

Item 9.  UNDERTAKINGS.

         (a)      The undersigned Registrant hereby undertakes:

                  1. To file during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i)  To include any prospectus required by Section
10(a)(3) of the Securities Act of 1933;

                           (ii) To  reflect  in the  prospectus  any facts or
events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                           (iii) To include  any  material  information  with
respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be in the initial bona fide offering thereof.

         (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Westfield, and Commonwealth of Massachusetts, on the 20th day of June, 1996.

                                                 MESTEK, INC.



                                                 By: /s/ Stephen M. Shea
                                                         Stephen M. Shea
                                                         Senior Vice President-
                                                         Finance and
                                                         Chief Financial Officer

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Stephen M. Shea and John E. Reed and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any an all capacities, to sign any and all amendments to this registration statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons as of the 20th day of June, 1996 and in the capacities indicated.


Signature                                         Title

                                                  Chairman of the Board of
                                                  Directors, President and
/s/ John E. Reed                                  Chief Executive Officer
    John E. Reed                                  (Principal Executive Officer)


/s/ Stephen M. Shea                               Senior Vice President-Finance
    Stephen M. Shea                               Chief Financial Officer
                                                  (Principal Accounting Officer)


/s/ A. Warne Boyce                                Director
    A. Warne Boyce

/s/ E. Herbert Burk
    E. Herbert Burk                               Director


/s/ William J. Coad
    William J. Coad                               Director



/s/ Winston R. Hindle, Jr.                        Director
    Winston R. Hindle, Jr.

/s/ David W. Hunter
    David W. Hunter                               Director


/s/ David R. Macdonald
    David R. Macdonald                            Director

/s/ Stewart B. Reed
    Stewart B. Reed                               Director

                                  EXHIBIT INDEX


         (5) Opinion of Baker & McKenzie as to the legality of the securities registered hereunder, such opinion also containing the consent of Baker & McKenzie.

         (24)     Consent of Independent Accountants.

         (25)     Power of Attorney (contained on the signature page hereof)